EXHIBIT 10.4
                                                                    ------------

                           L E A S E A G R E E M E N T
                           - - - - - - - - - - - - - -







BY AND BETWEEN:





KENNEDY MONTROSE, L.L.C.,
a New Jersey Limited Liability Company,

                      "Landlord"



            -and-


ABLE LABORATORIES
a Delaware Corporation,

                      "Tenant"


PREMISES:   600 Montrose Avenue
            South Plainfield, New Jersey 07080






PREPARED BY:  ROBERT K. BROWN, ESQ.




DATED:
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                          L E A S E   A G R E E M E N T
                          - - - - -   - - - - - - - - -

                                    BY AND BETWEEN




                 KENNEDY MONTROSE, L.L.C.,
                 a New Jersey Limited Liability Company,

                                 "Landlord"


                 -and-


                 ABLE LABORATORIES
                 a Delaware Corporation,

                                 "Tenant"




                 DATED:


                                   LAW OFFICES

                           EPSTEIN, FITZSIMMONS, BROWN
                             GIOIA, JACOBS & SPROULS
                           A Professional Corporation
                             245 Green Village Road
                                  P.O. Box 901
                         Chatham Township, NJ 07928-0901
                                 (973) 593-4900
                               Fax (973) 593-4966
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                                TABLE OF CONTENTS

1.   LEASED PREMISES.........................................................1

2.   TERM OF LEASE...........................................................1

3.   RENT....................................................................2

4.   CONDITION OF LEASED PREMISES............................................4

5.   USE.....................................................................4

6.   REPAIRS AND MAINTENANCE.................................................4

7.   UTILITIES...............................................................5

8.   TAXES...................................................................5

9.   INSURANCE...............................................................7

10.  SIGNS...................................................................8

11.  FIXTURES................................................................9

12.  GLASS...................................................................9

13.  ASSIGNMENT AND SUBLETTING...............................................9

14.  FIRE AND CASUALTY......................................................11

15.  COMPLIANCE WITH LAWS, RULES AND REGULATIONS............................13

16.  INSPECTION BY LANDLORD.................................................15

17.  DEFAULT BY TENANT......................................................15

18.  LIABILITY OF TENANT FOR DEFICIENCY.....................................17

19.  NOTICES................................................................17

20.  NON-WAIVER BY LANDLORD.................................................18

21.  RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS...................18

22.  NON-LIABILITY OF LANDLORD..............................................18

23.  WARRANTY OF TITLE......................................................19

24.  RESERVATION OF EASEMENT................................................19

25.  AIR, GROUND AND WATER POLLUTION........................................19

26.  FINANCIAL INFORMATION..................................................19

27.  FORCE MAJEURE..........................................................20

28.  STATEMENTS BY LANDLORD AND TENANT; LANDLORD'S CONSENT..................20

29.  CONDEMNATION...........................................................20

30.  QUIET ENJOYMENT........................................................21

31.  SURRENDER OF PREMISES..................................................21

32.  INDEMNITY..............................................................22

33.  SHORT FORM LEASE.......................................................22

34.  LEASE CONSTRUCTION.....................................................22

35.  BIND AND INURE CLAUSE..................................................23

36.  DEFINITIONS............................................................23
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37.  NET RENT...............................................................23

38.  DEFINITION OF TERM OF..................................................23

39.  COVENANTS OF FURTHER ASSURANCES........................................23

40.  LANDLORD'S REMEDIES....................................................23

41.  COVENANT AGAINST LIENS.................................................24

42.  BROKERAGE..............................................................24

43.  SUBORDINATION OF LEASE.................................................25

44.  INTENTIONALLY OMITTED..................................................25

45.  SECURITY...............................................................25

46.  LIMIT OF LANDLORD'S LIABILITY..........................................25

47.  OPTION TO PURCHASE.....................................................25

48.  SURVIVAL OF OBLIGATION.................................................28

49.  OPTION TO RENEW........................................................28

50.  EXECUTION AND DELIVERY.................................................29



            SCHEDULE "A"   -     METES AND BOUNDS DESCRIPTION

            SCHEDULE "B"   -     TITLE EXCEPTIONS


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                                                                    EXHIBIT 10.4
                                                                    ------------

            THIS AGREEMENT (the "Lease"), made the 24th day of July, 2002, by and between KENNEDY MONTROSE, L.L.C., a New Jersey Limited Liability Company, c/o Adler Development, LLC, 160 Raritan Center Parkway, Unit 20, Edison, New Jersey 08837, hereinafter called "Landlord"; and ABLE LABORATORIES, a Delaware Corporation, about to have an office at 600 Montrose Avenue, South Plainfield, New Jersey 07080, hereinafter called "Tenant".

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, Landlord owns certain lands and premises in the Borough of South Plainfield, County of Middlesex and State of New Jersey, which said lands and premises are commonly known as 600 Montrose Avenue, South Plainfield (the "Property"), all as more particularly referred to and described by metes and bounds on Schedule "A" annexed hereto and made a part hereof; and

            WHEREAS, there exists a one-story industrial-type building containing approximately 21,500 square feet (hereinafter called the "Building") on the Property (which Building and Property shall hereinafter be called the "Leased Premises"), all in accordance with the terms and conditions hereinafter mentioned and the considerations herein expressed,

            NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, Landlord does demise, lease and let unto Tenant and Tenant does rent and take from Landlord the Leased Premises as described in Paragraph #1, and Landlord and Tenant do hereby mutually covenant and agree as follows:

            1. LEASED PREMISES

               1.1 The Leased Premises shall consist of the Building containing approximately 21,500 square feet, based on outside outside dimensions, as said Building is located on and together with the Property, together with all improvements therein which have been constructed by Landlord for the use of Tenant (including the parking area and driveways serving the Building), and together with all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant thereto.

               1.2 Tenant's Percentage, for all Lease purposes, is hereby deemed to be 100%.

            2. TERM OF LEASE

               2.1 Landlord leases unto Tenant and Tenant hires the Leased Premises for the term of three (3) years (the "Term"), to commence on August 1, 2002 (the "Commencement Date"), subject to the provisions of Article 2.2 hereof.

               2.2 In the event the Leased Premises are delivered to Tenant prior to or after August 1, 2002, the Term shall commence on the first day of the next succeeding month following delivery of possession to Tenant (the "Commencement Date") and shall continue for the Term of three (3) years thereafter. Tenant shall, however, pay to Landlord a sum equal to the pro rata share of one (1) month's Rent for that portion of the month from the date of
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delivery of the Leased Premises through the Commencement Date. During said period of partial monthly occupancy, if any, all other terms and conditions of the Lease shall be applicable. The last day of the Term shall be called the "Expiration Date".

               2.3 Tenant agrees that it will execute, within ten (10) days of Landlord's request therefor, an estoppel letter as may be required by Landlord's mortgagee from time to time, certifying among other things the Commencement Date and Expiration Date of the Lease, status of current rent payments by Tenant, and any other pertinent information as may be reasonably required by such mortgagee.

            3. RENT

               3.1 The Tenant covenants and agrees to pay the annual rent (hereinafter called "Base Rent") as follows:

                   (a) During the first (1st) year of the lease term, Tenant shall pay Base Rent at the rate of ONE HUNDRED SEVEN THOUSAND FIVE HUNDRED AND 00/100 ($107,500.00) DOLLARS per annum, payable in equal installments in the sum of EIGHT THOUSAND NINE HUNDRED FIFTY EIGHT AND 33/100 ($8,958.33) DOLLARS per month.

                   (b) During the second (2nd) year of the lease term, Tenant shall pay Base Rent at the rate of ONE HUNDRED SIXTEEN THOUSAND FIVE HUNDRED THIRTY AND 00/100 ($116,530.00) DOLLARS per annum, payable in equal installments in the sum of NINE THOUSAND SEVEN HUNDRED TEN AND 33/100 ($9,710.33) DOLLARS per month.

                   (c) During the third (3rd) year of the lease term, Tenant shall pay Base Rent at the rate of ONE HUNDRED TWENTY FIVE THOUSAND ONE HUNDRED THIRTY AND 00/100 ($125,130.00) DOLLARS per annum, payable in equal installments in the sum of TEN THOUSAND FOUR HUNDRED TWENTY SEVEN AND 50/100 ($10,427.50) DOLLARS per month.

                   (d) The Base Rent shall be payable on the first day of each and every month during the Term (except that the first installment of Base Rent payable hereunder shall be paid on the execution of the Lease).

               3.2 (i) All sums payable by Tenant pursuant to the Lease, except for Base Rent, shall be Additional Rent. Tenant shall reimburse Landlord for Tenant's Percentage of Landlord's total expense incurred in operating, managing, maintaining, repairing and replacing the Property including, but not limited to, the following items:

                   (a) real estate taxes (Article 8);
                   (b) the cost of maintenance, repair and replacement services, including management fees (Article 6);
                   (c) utility charges (Article 7); and
                   (d) insurance carried by Landlord (Article 9).

All Additional Rent payments by Tenant shall be received by Landlord within thirty (30) days of receipt by Tenant of Landlord's invoice therefore, except for real estate taxes, which shall be

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paid with the Base Rent, as set forth in Article 8. All invoices delivered to
Tenant shall contain a breakdown of the required charges and backup invoices or documentation.

                   (ii) Landlord shall make a reasonable estimate of the Additional Rent which will be required during the period from September 1 through the following August 31 (an "Operating Year"), for each Operating Year occurring during the Term. Landlord shall furnish such estimate to Tenant and Tenant shall pay to Landlord one-twelfth (1/12) of the estimated Additional Rent for such Operating Year during each month of said Operating Year, as Additional Rent. At the expiration of the first Operating Year, Landlord shall furnish to Tenant a breakdown, certified by Landlord, as to the total cost of required Additional Rent for such Operating Year. In the event that the estimated Additional Rent payments made by Tenant shall be less than the actual Additional Rent required for such Operating Year, Tenant shall pay to Landlord, in one (1) lump sum, any difference in such obligation, said sum to be paid within thirty
(30) days after demand. In the event the actual Additional Rent applicable to such Operating Year shall be less than the estimated Additional Rent payments made by Tenant, any such overage shall be applied to the monthly Base Rent and Additional Rent charges prospectively due under the lease. This procedure shall be followed during each Operating Year of the Term, and at the Expiration Date, any overage or underage shall be credited or paid after computation by Landlord, which obligation of Landlord and Tenant shall survive the expiration of the Term. In the event that any item of Additional Rent has not been included in Landlord's estimate, Landlord shall have the right to bill Tenant for any such cost, and Tenant shall pay to Landlord the invoiced amount within thirty (30) days after demand.

In addition to the aforementioned items, Additional Rent shall also include any payments required of Tenant pursuant to Articles 3.3, 11.2, 13.4, and 40.4, as well as all other items required to be paid by Tenant by the Lease.

               3.3 Any installment of Base Rent accruing hereunder which is not received by Landlord prior to the fifth (5th) day of any month (including Saturdays, Sundays and Holidays), or any Additional Rent which is not received by Landlord within thirty (30) days of Tenant's receipt of Landlord's invoice therefor (Base Rent and Additional Rent being sometimes collectively referred to herein as "rent"), shall bear a late charge of ten (10%) per cent of such amount, which amount shall be payable as Additional Rent hereunder, and the failure to pay such charge shall be a default by Tenant hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any payment of Base Rent or Additional Rent which is not paid within thirty (30) days of the date upon which it is due shall require the payment of interest at the rate of one and one-half (1 1/2%) percent per month, calculated from the date that such payment was due through the date that any such payment is actually made.

               3.4 If the term of this Lease shall begin or end on a day other than the first or last day of a calendar month, as applicable, the rent for such partial month shall be prorated.

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               3.5 It is expressly understood and agreed that upon execution of the within Lease Tenant shall pay the first (1st) monthly installment of Base Rent and real estate taxes payable hereunder, together with the security deposit which is hereinafter referred to.

            4. CONDITION OF LEASED PREMISES

               4.1 Tenant shall take the Leased Premises and improvements as of the Commencement Date of this Lease in an "as is" condition, except that Landlord shall(a) shampoo the existing carpet, (b) recarpet the remaining office area of the Leased Premises and perform "touch up" painting, using building standard materials, (c) replace damaged ceiling tiles and (d) deliver the Leased Premises with all building systems, fixtures and equipment in good working order and condition. Notwithstanding the above, the HVAC units serving the warehouse area of the Leased Premises shall be delivered in their current, "as is" condition.

               4.2 It is expressly understood and agreed that Tenant shall be responsible to obtain a Certificate of Occupancy permitting Tenant's use and occupancy of the Leased Premises in accordance with Article 5 hereof.

            5. USE

               5.1 Tenant covenants and agrees to use and occupy the Leased Premises for office and warehouse purposes only, which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof.

               5.2 The Leased Premises shall not be used for the storage of flammable, hazardous or toxic materials and that Tenant is expressly prohibited from using the Leased Premises for manufacturing purposes.

            6. REPAIRS AND MAINTENANCE

               6.1 Landlord, shall, with due diligence, at its own cost and expense (without reimbursement from Tenant), make all structural repairs to the exterior walls, structural steel, foundation and roof of the Building, provided that any damage to the foregoing is not caused by the negligence of Tenant, its servants, employees, invitees or agents, in which case said damage shall be repaired at the sole cost and expense of Tenant, except to the extent covered by any insurance maintained for the Building and/or Leased Premises. Landlord shall, subject to reimbursement as described in the following sentence, undertake the maintenance of the roof and the maintenance, repair and replacement of the roof leaders, flashings, metal gravel stops, gutters and drains; Tenant shall reimburse Landlord within fifteen (15) days after written demand for Tenant's Percentage of any cost attributable to the foregoing. Landlord shall be responsible, at its sole cost and expense, for the repair and replacement of the roof if the same shall become necessary at any time during the Term of the Lease.

               6.2 Tenant shall, except as provided in Articles 6.1 and 6.3, take good care of the Leased Premises and, at its cost and expense, keep and maintain in good repair the interior and exterior of the Leased Premises, including, but not limited to the floor, loading docks, windows and doors, the air-conditioning and heating plant, the plumbing, pipes and fixtures belonging thereto; and shall replace all mechanical systems and working parts used in connection with the air-conditioning, electrical, heating and plumbing plants, fixtures and systems exclusively serving the Leased Premises, including ballasts and fluorescent fixtures; and shall keep the water and sewer pipes and connections free from ice and other obstructions, and shall generally maintain and repair the interior and exterior of the Leased Premises and shall, at the end of the expiration of the term, deliver up the Leased Premises in good order and condition, damages by the elements, ordinary wear and tear, damage by fire and other casualty and taking by eminent domain excepted. Tenant expressly agrees that it shall enter into a periodic maintenance agreement with a reputable heating, ventilating and air-conditioning contractor, which contract shall provide for a minimum of four
(4) inspections per year. A copy of said contract shall be forwarded to Landlord when received and thereafter on an annual basis, and a copy of each inspection report shall be delivered to Landlord within ten (10) days of receipt thereof by Tenant. Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Leased Premises, or any overloading of the floors of the Building.

               6.3 Tenant shall reimburse Landlord for Tenant's Percentage of Landlord's total expense in maintaining, repairing and replacing the lawns, shrubbery, driveways and parking areas (including snow removal from the parking area) of the entire Property; which said sum shall be paid by Tenant to Landlord within fifteen (15) days from the date of billing and Landlord shall supply to Tenant a complete breakdown of the cost items. In addition to the above, Tenant shall pay Landlord a management fee in the amount of three (3%) percent of Tenant's Base Rent payments. Tenant shall, at its sole cost and expense, keep the sidewalks and steps adjacent to the Leased Premises free and clear of ice, snow and debris.

               6.4 If Landlord has installed a lawn sprinkler system serving the Property, Tenant agrees to pay to Landlord Tenant's Percentage of Landlord's cost of maintaining and operating said water sprinkler system, which cost shall be paid in the same manner as hereinafter provided in Article 7.

            7. UTILITIES

               Tenant shall, at its own cost and expense, pay all utility meter and service charges (which are separately metered), including gas and electric charges, janitorial and garbage disposal service. Tenant shall pay to Landlord, as Additional Rent, Tenant's Percentage of Landlord's cost and expense for sewer, ordinary water usage, parking lot lighting and lawn sprinkler charges (if any), within fifteen (15) days from the date of billing, and Landlord shall supply to Tenant at its request a complete breakdown of such cost items.

            8. TAXES

               8.1 Tenant shall, during the Term of the Lease, promptly pay monthly, as Additional Rent, one-twelfth (1/12th) of Tenant's Percentage of all real estate and personal property taxes assessed against the Property for land, Building and improvements, including such added assessment or omitted assessment which may be levied against the Property for the year 2002, et seq., by the applicable governmental taxing authority, said obligation to be prorated as of the Commencement Date and as of the Expiration Date hereof, as applicable. In addition, Tenant shall, during the Term of this Lease, pay at its cost and expense Tenant's Percentage of any levy for the installation of local improvements affecting the Property as may be assessed by any governmental boards or bureaus having jurisdiction thereof. Any assessment or imposition for capital or public improvements which shall be payable by law at the option of the taxpayer in installments, may be so paid by Tenant in installments, as to its pro rata portion thereof, together with any required interest. The real estate tax obligation of Tenant hereinabove set forth shall include Tenant's Percentage, if levied, of any tax or imposition which may be levied by any governmental authority, agency or subdivision thereof having jurisdiction applicable to parking lot usage. Landlord shall furnish to Tenant the annual real estate tax bill and a breakdown of Tenant's Percentage thereof. In the event of any change in real estate taxes which shall require an adjustment of increase or decrease in Tenant's annual tax obligation, such difference shall be adjusted by Landlord and Tenant annually during the month of August of each Lease year, or as soon thereafter as is reasonably practicable.

               8.2 In the event Landlord wishes to contest any assessment or levy of taxes on the Property, it is understood and agreed that said contest may include other real property owned by Landlord. In the event of any reduction or rebate of taxes which is paid to Landlord, Tenant shall be credited with its pro rata portion thereof, after deducting the costs and expenses incurred by Landlord in contesting or litigating said assessment, provided that Tenant has previously paid a portion of the taxes being rebated. Tenant shall have no right to file any tax appeal affecting the Property. Landlord hereby agrees that it shall make a bona fide determination, on an annual basis, as to the advisability of filing a tax appeal.

               8.3 If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the Lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Property, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Property, then and in such event, such substituted tax or imposition shall be payable and discharged by Tenant pro rata in the manner required pursuant to such law promulgated, which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within Lease.

               8.4 Nothing in this Lease contained shall require Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes as a result of such change in the manner and scope of taxation as hereinbefore provided in
Article 8.3.

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            9. INSURANCE

               9.1 Landlord will, subject to the reimbursement as described below, obtain for the benefit of Landlord, wherein Landlord shall be the named insured, fire insurance on an "all risk" basis, including flood and earthquake insurance (if obtainable) in an amount and value equivalent to the full replacement value of all the insurable improvements located on the Property, which policy of insurance shall include broad form boiler and machinery coverage (inclusive of air-conditioning system, if requested by Tenant in writing) together with insurance coverage against sprinkler damage to the Building and its improvements. Said insurance, in any event, shall not be less than the amount of any first mortgage which may be placed on the Property by Landlord and shall be in such form as any such bona fide mortgagee may reasonably require. Landlord shall have the right from time to time to determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance to be obtained by Landlord shall include casualty rent insurance payable to and insuring the interest of Landlord as to the value of the rental obligation hereunder to the extent of one (1) year's Rent, (inclusive of real estate taxes and applicable insurance premiums). Landlord and Tenant agree that the fire and casualty insurance policy to be obtained by Landlord shall contain a deductible provision in the amount of TWO THOUSAND FIVE HUNDRED AND 00/100 ($2,500.00) DOLLARS, or such higher amount as may be imposed by Landlord's insurance carrier. In the event of fire or casualty as contemplated by Article 14 hereof, Tenant expressly agrees that it shall pay to Landlord a sum equal to an amount up to Tenant's pro rata portion of said deductible amount, within thirty (30) days after demand, to cover such loss or damage, based upon that portion of the Leased Premises which is damaged as compared to all of the premises in the Building which are damaged, or the full deductible amount if the loss is limited to all or a portion of the Leased Premises.

               9.2 Tenant covenants and agrees that it will, at its sole cost and expense, carry general public liability insurance in the minimum amount of FIVE MILLION AND 00/100 ($5,000,000.00) DOLLARS, combined single limit for personal injury and property damage. Tenant's liability insurance policy shall
(i) name as additional insureds Landlord and Landlord's mortgagees of whom Landlord shall have given Tenant written notice, provided that Landlord and Landlord's mortgagees shall only be insured as their interests may appear under this Lease, and (ii) be written on a form reasonably satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of New Jersey having an A-7 rating or better by AM Best. Tenant shall furnish to Landlord a certificate of said liability insurance on the Commencement Date hereunder and shall provide update certificates of said insurance upon the renewal of any such policy.

               9.3 Landlord shall obtain liability insurance applicable to the Property, which policy shall have the same coverage as hereinabove provided in
Article 9.2.

               9.4 It is expressly understood and agreed that all policies of insurance shall contain a clause that the same shall

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not be canceled except on thirty (30) days' written notice to any and all parties in interest.

               9.5 Each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against Landlord or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this Lease to carry insurance.

               9.6 Tenant shall pay to Landlord Tenant's Percentage of the cost of all insurance to be carried by Landlord hereunder, except Tenant shall pay the full premium for casualty rent insurance attributable to Tenant's Leased Premises, which payment shall be made by Tenant to Landlord within fifteen (15) days after written demand, said demand to include a copy of the insurance premium bill and Certificate of Insurance, together with a computation of Tenant's monetary obligations in connection therewith.

               9.7 In the event the use by Tenant of the Leased Premises shall cause an increase in insurance premiums solely due to the use and conduct of Tenant's business and occupancy of the Leased Premises, then and in that event, Tenant shall pay at its cost and expense, within fifteen (15) days after written demand, such excess premium costs. Landlord shall furnish to Tenant such collaborating data as may be required to establish the basis for such additional premium charge.

            10. SIGNS

               Tenant, at its sole cost and expense, shall have the right and privilege of erecting at the Leased Premises such signs as are necessary or desirable for the purpose of identifying Tenant, subject to the prior written approval thereof by Landlord, which approval shall not be unreasonably withheld. Landlord further agrees that it shall install a directory sign near the street, at Tenant's sole cost and expense, subject to municipal approval. The said signs shall comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. The erection of such signs shall not cause any structural damage to the Building. It is expressly understood and agreed that Tenant shall not erect roof signs. Tenant hereby agrees that it shall remove all of its signage upon the expiration or earlier termination of this Lease, and Tenant shall restore any portion of the Leased Premises, the Building or the Property which is damaged by the removal of any such sign.

            11. FIXTURES

               11.1 Tenant is given the right and privilege of installing and removing property, equipment and fixtures in the Leased Premises during the term of the Lease. However, if Tenant is in default and moves out, or is dispossessed, and fails to remove any property, equipment and fixtures or other property prior to any such dispossession or removal, then and in that event, the said property, equipment and fixtures or other property shall be deemed at the option of Landlord to be abandoned; or in lieu thereof, at Landlord's option, Landlord may remove such property and charge the reasonable cost and expense of removal and storage or disposal of the same to Tenant. 11.2 Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that Tenant may install, connect and operate equipment as may be deemed necessary by Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this Lease, the machinery, fixtures and equipment belonging to Tenant shall at all times be considered and intended to be personal property of Tenant, and not part of the realty, and subject to removal by Tenant, provided at the time of such removal, that Tenant is not in default pursuant to the terms and conditions of this Lease, and that Tenant, at its own cost and expense, pays for any damage to the Leased Premises and the Building caused by such removal.

            12. GLASS

               Tenant expressly covenants and agrees to replace any broken glass in the windows or other apertures of the Building which may become damaged or destroyed, at Tenant's sole cost and expense.

            13. ASSIGNMENT AND SUBLETTING

               13.1 Tenant shall neither assign this Lease nor sublet all or any portion of the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, subject to Landlord's rights hereinafter provided in Article 13.4. Landlord may withhold such consent if, in the reasonable exercise of its judgment, it determines that any of the following enumerated conditions are applicable:

                   (a) the proposed assignee's or subtenant's financial condition is not sufficient to meet its obligations undertaken in such assignment or sublease;

                   (b) the proposed use of the Leased Premises is not appropriate for the Building or in keeping with the character of its existing tenancies;

                   (c) such assignee's or subtenant's occupancy will cause an excessive density of traffic or make excessive demands on the Building's services, maintenance or facilities;

                   (d) such assignee or subtenant is a tenant of and is vacating premises in any other building owned by Landlord;

                   (e) the rental obligation of such assignee or subtenant would be less than that which Landlord is then offering to other tenants or potential tenants in South Plainfield, New Jersey;

                   (f) Landlord wishes to accept the offer as provided in
     Article 13.4.

               13.2 Any request by Tenant for Landlord's consent to an assignment of the Lease shall state the proposed assignee's address and be accompanied by a profit and loss and balance statements of the proposed assignee for the prior three (3) years, as well as duplicate original of the instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder).

               13.3 Any request by Tenant for Landlord's consent to a sublease shall state the proposed subtenant's address and be accompanied by profit and loss and balance statements of the proposed subtenant for the prior three (3) years, as well as a duplicate original of the instrument of sublease (wherein Tenant and the proposed subtenant agree that such sublease is subject to the Lease and such subtenant agrees that, if the Lease is terminated because of Tenant's default, such subtenant shall, at Landlord's option, attorn to Landlord).

               13.4 Any request by Tenant for Landlord's consent to an assignment of the Lease or a sublease of all or substantially all of the Leased Premises shall clearly set forth the proposed terms of such proposed assignment or sublease and shall constitute Tenant's offer to cancel the Lease. Landlord may accept such offer by notice to Tenant within thirty (30) days after Landlord's receipt thereof, in which event, the Lease shall terminate as of the end of the month following the month in which such notice is sent (with the same effect as if such date were the date fixed herein for the natural expiration of the term), Base Rent and Additional Rent shall be apportioned to such date, Tenant shall surrender the Leased Premises on such date as herein provided, and subject to payment of required Lease adjustments, the parties shall thereafter have no further liability one to the other. If Landlord fails to send such notice, Tenant, within twenty (20) days after the expiration of such thirty (30) day period, may assign the Lease or sublet all or substantially all of the Leased Premises to the proposed assignee or subtenant and upon the terms specified in such request, subject, however, to Landlord's rights under Article 13.1(a) through (e). In any event, Tenant shall pay to Landlord, as Additional Rent, all amounts received by Tenant from the assignee or subtenant in excess of the Base Rent and Additional Rent payable by Tenant hereunder, after first deducting therefrom the reasonable advertising costs, real estate brokerage commissions and legal fees incurred by Tenant in connection with such assignment or subletting.

               13.5 In the event of a permitted assignment, Landlord may collect Base Rent and Additional Rent directly from the assignee. In the event of a permitted sublease, Landlord may, if Tenant defaults hereunder, collect Base Rent and Additional Rent directly from the subtenant. In either such event, Landlord may apply any amounts so collected to the Base Rent and Additional Rent hereunder without thereby waiving any provisions hereof or releasing Tenant from liability for the performance of its obligations hereunder.

               13.6 Landlord's consent to any assignment or sublease hereunder shall not be deemed a consent to any further proposed assignment or sublease by Tenant or any one claiming under or through Tenant, except in accordance with this Article 13.

               13.7 It is expressly understood and agreed that Tenant's Option to Renew, as hereinafter set forth in Article 49, and Tenant's Option to Purchase, as hereinafter set forth in Article 47, shall be personal to Tenant only, and may not be exercised by any permitted assignee or subtenant hereunder.

               13.8 As an express inducement to Landlord to enter into the within Lease, it is understood and agreed that in no event shall the Lease be assigned or the Leased Premises be sublet for any use other than that permitted to Tenant, or for any use including the storage of flammable liquids, or hazardous or toxic substances, without Landlord's prior written approval, which approval Landlord may withhold in its sole and absolute discretion.

               13.9 Notwithstanding the foregoing, Landlord's consent shall not be required for any assignment or subletting to an entity controlling, controlled by, for in common control with Tenant, nor to any entity that succeeds to Tenant's interest in this Lease by reason of merger, sale/acquisition (whether by reason of the sale/acquisition of all or substantially all of the stock or assets of Tenant), consolidation or reorganization; provided, however, with respect to an assignment or a sublease of all or substantially all of the Leased Premises, such successor entity shall have a net worth comparable to Tenant as of the date of such assignment and/or sublease or as of the date of execution of this Lease, whichever is greater.

            14. FIRE AND CASUALTY

               14.1 In case of any damage to or destruction of the Building or the Leased Premises by fire or other casualty occurring during the term of this Lease which is not covered by the insurance required to be carried by Article 9.1, or which cannot be repaired within two hundred ten (210) days from the happening of such casualty, or in the event that less than three (3) months will remain in the Term (inclusive of any exercised renewal options) upon completion of such repair, then, in such event, the term hereby created shall, at the option of either party, upon written notice to the other by certified mail, return receipt requested, within thirty (30) days of such fire or casualty, cease and become null and void from the date of such destruction or damage. Landlord shall notify Tenant within thirty (30) days from the happening of such fire or casualty as to whether or not the Leased Premises can be restored within the aforementioned two hundred ten (210) day period. However, if neither party shall elect to cancel this Lease within the thirty (30) day period hereinabove provided, Landlord shall thereupon repair and restore the Leased Premises with reasonable speed and dispatch, and the rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after said Leased Premises are restored. Anything in this
Article 14 to the contrary notwithstanding, it is expressly understood and agreed that Landlord shall be obligated to restore the Leased Premises only to the extent of such cost as will be equivalent to the proceeds received by Landlord pursuant to the fire insurance coverage to be provided to Landlord as in Article 9 provided. If the insurance proceeds are not sufficient to restore the Leased Premises to substantially the same condition which they were in prior to the casualty, then Landlord shall have a period of thirty (30) days within which to determine whether to terminate the term hereby created unless Landlord and Tenant shall mutually agree to the funding of any such excess construction costs. In the event of cancellation in accordance with this Article, Tenant shall immediately surrender the Leased Premises and Tenant's interest in said Lease to Landlord, and Tenant shall only pay rent to the time of such destruction or damage, in which event, Landlord may re-enter and repossess the Leased Premises thus discharged from this Lease and may remove all parties therefrom.

               14.2 In the event of any other insured casualty, which shall be repairable within two hundred ten (210) days from the happening of such damage or casualty, Landlord shall repair and restore the Leased Premises with reasonable speed and dispatch, and the rent shall abate and be equitably apportioned as the case may be as to any portion of the Leased Premises which shall be unfit for occupancy by Tenant, or which cannot be used by Tenant so as to conduct its business. The payment of rent, however, shall recommence immediately upon restoration of the Leased Premises.

               14.3 Nothing hereinabove contained with respect to Tenant's right to abate rent under proper conditions shall be construed to limit or affect Landlord's right to payment under any claim for damages covered by the rent insurance policy pursuant to the contract therefor required to be provided pursuant to Article 9 of this Lease.

               14.4 For the purposes of this Article 14, in determining what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for non-performance as in Article 27 hereinafter provided (Force Majeure).

               14.5 In the event of such fire or casualty as above provided, wherein Landlord shall rebuild, Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, Tenant shall assume at its sole risk the responsibility for damage or security with respect to such property in the event the Building area where the same may be located has been damaged, until the Building shall be restored and made secure.

               14.6 Anything in this Article 14 to the contrary notwithstanding, it is expressly understood and agreed that wherever reconstruction shall be undertaken, in the event of damage or casualty as in this Article 14 provided, Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within seven (7) months from the date of such damage or casualty, then, in that event, Tenant shall have the option at the expiration of the seven (7) month period to terminate the Lease by notice in writing by Tenant to Landlord by certified mail, return receipt requested. In the event of such termination, neither party shall thereafter have any further liability, one to the other, in accordance with the terms and conditions of the Lease.

            15. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

               15.1 (i) Tenant covenants and agrees that upon acceptance and occupancy of the Leased Premises, it will, during the Lease term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to the Leased Premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Leased Premises, arising from the operations of Tenant therein.

                   (ii) Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by Tenant of the Leased Premises in the conduct of its business.

                   (iii) Tenant covenants and agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a nuisance. Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with Tenant's operations in the Leased Premises in accordance with reasonable regulations established by Landlord from time to time in order to keep the Leased Premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

                   (iv) Notwithstanding anything hereinabove contained in this
Article 15.1, Landlord shall be responsible for compliance with all laws, rules and regulations which are applicable to the Building as a matter of general application as an office/warehouse type building. Tenant shall be responsible for any such compliance which is required due to the specific manner of Tenant's use and occupancy of the Leased Premises.

               15.2 In case Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case Tenant shall neglect or fail to make any necessary repairs, then Landlord or Landlord's agents may after ten (10) days' notice (except for emergency repairs, which may be made immediately) enter said Leased Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of Tenant and in case of Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or Landlord may deduct the same from the balance of any sum remaining in Landlord's hands. This provision is in addition to the right of Landlord to terminate this Lease pursuant to Article 17 hereof by reason of any default on the part of Tenant, subject to the rights of Tenant as hereinabove mentioned in the manner as in this Lease otherwise provided.

               15.3 Without limiting anything hereinabove contained in this
Article 15, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) hereinafter referred to as "ISRA", and all regulations promulgated thereto (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) prior to the expiration or earlier termination of the within Lease, or at any time that any action of Tenant triggers the applicability of ISRA. In particular, Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to Landlord prior to surrender of the Leased Premises by Tenant to Landlord, it is understood and agreed that Tenant shall be liable to pay to Landlord an amount equal to two times the Base Rent then in effect, prorated on a monthly basis, together with all applicable Additional Rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.3. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP", or an approved "no further action letter" or a "remediation action workplan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property indicated on Schedule "A", or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business in the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard Industrial Classification No. is 2834, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the Lease Term.

            16. INSPECTION BY LANDLORD

               Tenant agrees that Landlord's agents, and other representatives, shall have the right, upon reasonable piror oral notice to Tenant, during normal business hours, to enter into and upon the Leased Premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or for exhibiting the same to prospective tenants [during the last twelve (12) months of the term of this Lease, or at any time that Tenant is in default hereunder] and purchasers (at all times) in the presence of a representative of Tenant (except in the event of emergency) or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of Tenant (except in the event of emergency).

            17. DEFAULT BY TENANT

               17.1 Each of the following shall be deemed a default by Tenant and breach of this Lease:

                   (1) (i) filing of a petition by Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute;

                       (ii) dissolution or liquidation of Tenant;

                       (iii) appointment of a temporary or permanent receiver or a temporary or permanent trustee of all or substantially all the property of Tenant;

                       (iv) taking possession of the agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of Tenant;

                       (v) making by Tenant of an assignment for the benefit of creditors; or

                       (vi) abandonment, desertion or vacation of the Leased Premises by Tenant.

                       If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this Lease by ten (10) days' notice to Tenant, and this Lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the Lease.

                   (2) (i) Default in the payment of the Base Rent or Additional Rent herein reserved or any part thereof for a period of seven (7) days after the same is due and payable as in this Lease required.

                       (ii) A default in the performance of any other covenant or condition of this Lease on the part of Tenant to be performed for a period of thirty (30) days after written notice. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

               17.2 In case of any such default under Article 17.1(2) and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon Tenant electing to terminate this Lease upon a specified date not less than five (5) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under Article 17.1(2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant.

               17.3 In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

               17.4 In case this Lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such Lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease, and Landlord may grant concessions or free rent. Landlord agrees that it will take reasonable steps to mitigate Tenant's damages. It is specifically understood and agreed that Landlord, by listing the Leased Premises for lease with a recognized real estate broker doing business in the Middlesex County, New Jersey, shall be conclusive proof of Landlord's reasonable efforts to mitigate Tenant's damages. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Leased Premises in excess of the rent reserved in this Lease.

               17.5 (1) Whether or not this Lease be terminated by summary proceedings, or otherwise, as provided in this Article 17, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from Tenant, the following:

                       (i) a sum equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, the costs of reletting the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and

                       (ii) a sum equal to all damages set forth in this Article 17 and in Article 18 hereinafter referred to.

                    (2) Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under this Article 17 and subsections hereof without waiting until the end of the then current term.

                    (3) All sums which Tenant has agreed to pay by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this Lease, shall be deemed Additional Rent reserved in this Lease within the meaning of this Article 17 and subsections hereof. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of section 502(b)(6)of the Bankruptcy Code, 11 U.S.C. Section 502(b)(6), or any successor statute.

                    (4) LANDLORD AND TENANT EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT TO ENFORCE OR INTERPRET THE TERMS AND CONDITIONS OF THIS LEASE.

            18. LIABILITY OF TENANT FOR DEFICIENCY

               In the event that the relation of Landlord and Tenant may cease or terminate by reason of the default by Tenant and the re-entry of Landlord as permitted by the terms and conditions contained in this Lease or by the ejectment of Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by Tenant, it is hereby agreed that Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by Landlord, and Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained. Anything herein contained to the contrary notwithstanding, the rent referred to shall include the stated reserved Base Rent together with all Additional Rent and charges required to be paid by Tenant under the Lease including but not limited to taxes and insurance costs, and the costs of re-renting.

            19. NOTICES

               All notices required or permitted to be given to Landlord shall be given by certified mail, return receipt requested, or by overnight courier, at the address hereinbefore set forth on the first page of this Lease, and/or such other place as Landlord may designate in writing, with a copy thereof being delivered by regular mail to EPSTEIN, FITZSIMMONS, BROWN, GIOIA, JACOBS & SPROULS P.C., Attention: ROBERT K. BROWN, ESQ., 245 Green Village Road, P.O. Box 901, Chatham Township, New Jersey 07928.

               All notices required or permitted to be given to Tenant shall be given by certified mail, return receipt requested, or by overnight courier at the address hereinbefore set forth on the first page of this Lease, and/or such other place as Tenant shall designate in writing.

            20. NON-WAIVER BY LANDLORD

               The failure of Landlord to insist upon strict performance of any of the covenants or conditions of this Lease, or to exercise any option of Landlord herein conferred in any one or more instances, shall not be construed as a waiver by Landlord of any of its rights or remedies in this Lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

            21. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

               21.1 Tenant may make alterations, additions or improvements to the Leased Premises only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Leased Premises, or do not lessen the value of the Leased Premises or the Building. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the Lease term, which election shall be made by landlord at the time it gives its consent to any such alteration or addition. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Landlord reserves the right to require Tenant to use Landlord's designated contractors in the event of any changes to the mechanical, electrical, or fire safety systems serving the Leased Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

               21.2 Nothing herein contained shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that Landlord's estate shall not be subject to such liability.

            22. NON-LIABILITY OF LANDLORD

               22.1 It is expressly understood and agreed by and between the parties to this agreement that Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.

               22.2 It is expressly understood and agreed that in any event, Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever.

            23. WARRANTY OF TITLE

               Landlord represents that it has title to the lands and premises which are the subject of this Lease and that it has the full right, capacity and authority to enter into the within Lease Agreement.

            24. RESERVATION OF EASEMENT

               Landlord reserves the right, easement and privilege to enter on the Leased Premises, Building and Property in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs, Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and Landlord shall indemnify and save Tenant harmless in connection with such installations.

            25. AIR, GROUND AND WATER POLLUTION

               Tenant expressly covenants and agrees to indemnify, defend, and save Landlord harmless against any claim, damage, liability, costs, penalties, or fines which Landlord may suffer as a result of air, ground or water pollution caused by Tenant in its use of the Leased Premises. Tenant covenants and agrees to notify Landlord immediately of any claim or notice served upon it with respect to any such claim Tenant is causing water, ground or air pollution; and Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by Tenant by its use of the Leased Premises. Landlord hereby agrees that it shall indemnify, defend and save harmless Tenant from and against any and all claims or liabilities incurred in connection with the environmental condition of the Leased Premises existing as of the Commencement Date hereunder. The foregoing covenants shall survive the expiration or earlier termination of this Lease.

            26. FINANCIAL INFORMATION

               Tenant hereby agrees to deliver, upon Landlord's written request, sufficient financial information to any proposed mortgagee of Landlord in order that said proposed mortgagee may properly evaluate the financial condition of Tenant in connection with any proposed mortgage loan affecting the Building. All such information shall be kept confidential by Landlord and its proposed mortgagees, and upon request of Tenant, Landlord and any such proposed mortgagee shall execute to Tenant a non-disclosure agreement in form reasonably acceptable to Landlord and such proposed mortgagee.

            27. FORCE MAJEURE

               Except for the obligation of Tenant to pay rent and other charges as in this Lease provided, the period of time during which Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act. This provision shall not, however, be construed to extend the Lease term under any circumstances.

            28. STATEMENTS BY LANDLORD AND TENANT; LANDLORD'S CONSENT

               28.1 Landlord and Tenant agree at any time and from time to time upon not less than ten (10) days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default), specifying the dates to which the Base Rent and other charges have been paid in advance, if any, and setting forth the Commencement Date and the date of expiration hereunder; it being intended that any such statement delivered pursuant to this paragraph may be relied upon as to the facts contained therein.

               28.2 Upon Tenant's request, Landlord further agrees to execute a Landlord's Consent and Waiver in connection with any current or future financing transaction of Tenant relating to its property, equipment and fixtures, waiving any Landlord's lien which Landlord may possess against said property equipment and fixtures. Any such Landlord's Consent and Waiver shall be in a form which is reasonably acceptable to Landlord.

            29. CONDEMNATION

               29.1 If due to condemnation or taking or seizure by any authority having the right of eminent domain, (i) more than fifteen (15%) per cent of the Leased Premises is taken, or (ii) in the event that more than twenty-five (25%) per cent of the Property is taken (including the parking areas, but exclusive of front, side and rear set back areas), or (iii) if access to the Leased Premises be denied, which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the Building or parking area, or deny access to the Leased Premises, then and in any of such events as hereinabove provided, the Lease term created shall, at the option of Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Leased Premises, its use of the ground area, parking area, or area of access to the Leased Premises. Tenant shall only be responsible for the payment of rent until the time of surrender. In any event, no part of Landlord's condemnation award shall belong to or be claimed by Tenant. Without diminishing Landlord's award, Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by Tenant and resulting from such condemnation.

               29.2 In the event of any partial taking which would not be cause for termination of the within Lease or in the event of any partial taking in excess of the percentages provided in Article 29.1, and in which event Tenant shall elect to retain the balance of the Leased Premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between Landlord and Tenant based on the relationship that the character of the property taken bears to the property which shall remain after such condemnation. In any event, no part of Landlord's condemnation award shall belong to or be claimed by Tenant. However, Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Leased Premises, at Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the Building, Property and/or improvements to the extent of the condemnation award.

            30. QUIET ENJOYMENT

               Landlord further covenants that Tenant, on paying the rental and performing the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforesaid.

            31. SURRENDER OF PREMISES

               On the last day, or earlier permitted termination of the Lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to Landlord peaceably, together with all alterations, additions and improvements in, to or on the Leased Premises made by Tenant as permitted under the Lease. Landlord reserves the right, however, to require Tenant at its cost and expense to remove any alterations or improvements installed by Tenant and not permitted or consented to by Landlord pursuant to the terms and conditions of the Lease, so as to restore the Leased Premises to the condition found at the inception of the Lease term, which covenant by Tenant shall survive the surrender and the delivery of the Leased Premises as provided hereunder. Tenant expressly covenants and agrees that the Leased Premises shall be surrendered to Landlord in "broom clean" condition. Prior to the expiration of the Lease term Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of removal, storage and disposal of the same to Tenant, which obligation shall survive the Lease termination and surrender hereinabove provided. If the Leased Premises are not surrendered to the end of the Lease term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant founded on the delay.

            32. INDEMNITY

               Anything in this Lease to the contrary notwithstanding, and without limiting Tenant's obligation to provide insurance pursuant to Article 9 hereunder, Tenant covenants and agrees that it will indemnify, defend and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease:

                (i) Any matter, cause or thing arising out of use, occupancy, control or management of the Leased Premises and any part thereof;

                (ii) Any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

                (iii) Any accident, injury, damage to any person or property occurring in, or about the Leased Premises;

                (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

                (v) Subject to the exception set forth in Article 22.1, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of Landlord, its agents, servants or employees.

               Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

            33. SHORT FORM LEASE

               It is understood between the parties hereto that this Lease will not be recorded, but that a short form lease, describing the property leased hereby, giving the term of this Lease, and making particular mention of any special clauses as herein contained, may be recorded by Landlord in accordance with the laws governing and regulating the recording of such documents in the State of New Jersey.

            34. LEASE CONSTRUCTION

               This Lease shall be construed pursuant to the laws of the State of New Jersey.

            35. BIND AND INURE CLAUSE

               The terms, covenants and conditions of the within Lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

            36. DEFINITIONS

               The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

            37. NET RENT

               It is the purpose and intent of Landlord and Tenant that the rent shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, the rent specified in Article 3 hereof in each month during the term of the Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises which may arise or become due during or out of the term of this Lease, shall be paid by Tenant, except for such obligations and charges as have otherwise expressly been assumed by Landlord in accordance with the terms and conditions of this Lease. Nothing herein shall require Tenant to undertake obligations in connection with the sale or mortgaging of the Leased Premises, unless otherwise expressly provided in accordance with the terms and conditions of this Lease.

            38. DEFINITION OF TERM OF "LANDLORD"

               When the term "Landlord" is used in this Lease it shall be construed to mean and include only the owner of the fee title of the Property. Upon the transfer by Landlord of the fee title hereunder, Landlord shall advise Tenant in writing by certified mail, return receipt requested of the name of Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of Landlord herein contained to be performed, provided any such transfer and conveyance by Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of Landlord to be performed pursuant to the terms and conditions of the within Lease.

            39. COVENANTS OF FURTHER ASSURANCES

               If, in connection with obtaining financing for the Building, the Mortgage Lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

            40. LANDLORD'S REMEDIES

               40.1 The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

               40.2 In addition to any other legal remedies for violation or breach by or on the part of Tenant or by any undertenant or by anyone holding or claiming under Tenant or any one of them, of the restrictions, agreements or covenants of this Lease on the part of Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of Landlord.

               40.3 No receipt of money by Landlord from any receiver, trustee or custodian, debtor in possession, or any permitted subtenant, shall reinstate, continue or extend the term of this Lease or affect any notice theretofore given to Tenant, or to any such receiver, trustee or custodian, debtor in possession, or any permitted subtenant, or operate as a waiver or estoppel of the right of Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of Landlord to enforce any covenant or condition by reason of its breach by Tenant shall not be deemed to void or affect the right of Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

               40.4 Tenant agrees that it shall reimburse Landlord for Landlord's reasonable attorney's fees incurred in enforcing the terms and conditions of this Lease on the part of Tenant to be performed. Tenant further agrees to reimburse Landlord for Landlord's attorney's fees incurred in connection with the review by Landlord of any Landlord's waiver, assignment or sublet agreement or any other documentation reviewed by Landlord at Tenant's request.

            41. COVENANT AGAINST LIENS

               Tenant agrees that it shall not knowingly encumber, or suffer or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever. The violations of this Article shall be considered a breach of this Lease.

            42. BROKERAGE

               The parties mutually represent to each other that SHELDON GROSS REALTY INC. and RESOURCE REALTY OF CENTRAL NJ are the sole brokers who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within agreement, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage commission in connection with this transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate broker claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate broker claiming commissions in connection with the within transaction and claiming authority from Tenant.

            43. SUBORDINATION OF LEASE

               This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground rents or other encumbrances now or hereafter placed on the Complex, Building and Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the Lease to the lien of any such mortgage or ground rent or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. Landlord shall use reasonable efforts to obtain from its current mortgagee, and Landlord shall obtain from all future mortagees of the Leased Premises, a Subordination, Non-Disturbance and Attornment Agreement for the benefit of Tenant; any such Subordination, Non-Disturbance and Attornment Agreement shall be written on the applicable mortgagee's customary form.

            44. INTENTIONALLY OMITTED


            45. SECURITY

               Upon execution of this Lease, the Tenant shall deposit with the Landlord the sum of ELEVEN THOUSAND EIGHT HUNDRED TWENTY FIVE AND 00/100 ($11,825.00) DOLLARS as security for the full and faithful performance of this Lease upon the part of the Tenant to be performed. Upon termination of this Lease, and providing the Tenant has not been in default hereunder and has performed all of the conditions of this Lease, the Landlord shall return the balance of the security deposit then remaining in Landlord's hands to the Tenant. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this Lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated.

            46. LIMIT OF LANDLORD'S LIABILITY

               Tenant shall look solely to Landlord's estate in the Property for the enforcement of any judgment or decree requiring the payment of money to Tenant by reason of any default or breach by Landlord under this Lease. In no event shall there be any personal liability on the part of Landlord (or its individual partners) beyond its interest in the Property and no other assets of Landlord (or its individual partners) shall be subject to levy, execution, attachment or any other legal process.

            47. OPTION TO PURCHASE

               The option to purchase hereinafter set forth shall become operative and effective simultaneously with the Lease term commencing as provided in this Lease.

               47.1 Time to Purchase

                    Provided the Tenant is not in default under the terms and conditions of this Lease, the Tenant is hereby granted the right, privilege and option to purchase the Property described on Schedule "A" annexed hereto and made a part hereof, together with the Building and improvements located thereon, only at the end of the initial lease Term, providing Tenant shall give the Landlord at least twelve (12) months' prior written notice of the exercise of such option to purchase by certified mail, return receipt requested.

               47.2 Purchase Price

                    The purchase price to be paid by Tenant to Landlord in the event Tenant elects to exercise its option to purchase, shall be the sum of ONE MILLION SEVEN HUNDRED TWENTY AND 00/100 ($1,720,000.00) DOLLARS, subject to the adjustments and costs hereinafter provided. It is expressly understood and agreed that the purchase price shall be increased in the event of any increase in the Cost of Living Index, as hereinafter set forth:

                    (a) Tenant shall pay the minimum purchase price of ONE MILLION SEVEN HUNDRED TWENTY AND 00/100 ($1,720,000.00) DOLLARS, hereinafter referred to as the "Original Purchase Price", and adjusted as hereinafter provided. The

Original Purchase Price shall be increased, if applicable, in the event of an increase in the Cost of Living Index based on application of the Cost of Living formula which is hereinafter defined as follows:

            On or before the Closing Date, there shall be compared the "All Items" Index figures for the New York-Northeastern New Jersey average of the "Consumers Price Index for All Urban Consumers" (revised CPI-U) (1982-84 equal to 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor (in this paragraph hereinafter referred to as the "Index") for the month which is three
            (3) months prior to the Commencement Date of the original Term of this Lease with the month which is three (3) months prior to the Expiration Date. If there is an increase in the Index for the month which is the three (3) months prior to the Expiration Date compared to the applicable Index for the first month of the original Term of this Lease, said increase in Index figures shall be used to determine the applicable percentage of increase which shall be the basis for determining the increase over the Original Purchase Price in accordance with the formula hereinbefore set forth, and as shown in the following example:

                EXAMPLE:    If the Index figure for the month which is three (3)
                -------     months prior to the Commencement Date of the
                            original Term of this Lease is 100 (the denominator)
                            and the Index figure for the month which is three
                            (3) months prior to the Expiration Date is 110, the
                            increase in the Index figures will produce an
                            increase of 10%.
                                                (110-100)
                                                 -------
                                                   100
                            Applying the formula, 10% of $1,720,000.00 is equal
                            to $172,000.00. Adding said sum of $172,000.00 to
                            the Original Purchase Price of $1,720,000.00 produces a purchase price of $1,892,000.00.

It is expressly understood and agreed that the purchase price shall not be less than the sum of ONE MILLION SEVEN HUNDRED TWENTY AND 00/100 ($1,720,000.00) DOLLARS, in any event.

                    (b) It is understood and agreed that should the applicable Index figure not be published for any particular month when the same shall be applicable under the terms of this lease, the last published figure prior to that date shall be used, but in no event shall such figure be retroactive for a period in excess of three (3) months. In the event that the applicable Index figure is discontinued by way of publication with respect to the entire Index, then and in that event, the parties shall agree on an equivalent and substituted Cost of Living Index to be applied in the same manner as in this lease provided. In the event the parties cannot mutually agree as to the equivalent substituted Index, then and in that event the question should be submitted for arbitration to the American Arbitration Association.

                    (c) If the base year (1982-84 equal to 100) hereinabove referred to with respect to the "Index" shall be changed after the execution of this lease, appropriate adjustments based on such new Index shall be made so as to have a proper application of the Cost of Living formula.

               47.3 Conveyance

                    (1) Landlord covenants and agrees to convey to the Tenant marketable title by Deed of Bargain and Sale, covenant against Grantor's Acts, together with an Affidavit of Title and such other proofs as may be required by any title insurance company insuring title for the Tenant as purchaser. Title shall be conveyed subject to the following:

                         (i) Such easements as may be required for utilities,
sanitary sewers or storm sewers, to properly service the Leased Premises herein described as shall be given to utility companies or applicable governmental boards or bureaus, as may be required.

                         (ii) Easements of record and such facts as an accurate
survey will disclose.

                         (iii) Such exceptions to title as are set forth on
Schedule "B" annexed hereto and made a part hereof.

                    (2) Rent shall be adjusted as of the date of closing.

                    (3) The Tenant shall be obligated to assume and pay the cost of any confirmed or unconfirmed assessments as imposed by governmental boards or bureaus having jurisdiction thereof as the same may affect the Premises.

                    (4) Tenant shall, at its cost and expense, pay such applicable transfer tax or affix such documentary stamps as may be required by then existing law.

                    (5) Tenant shall be responsible, at its sole cost and expense, for obtaining evidence of compliance with ISRA prior to the date of closing.

                    (6) The closing of Title shall take place on or before the Expiration Date (unless extended as hereinafter set forth in Article 47.4), at 10:00 a.m. at the offices of Epstein, Fitzsimmons, Brown, Gioia, Jacobs & Sprouls.

               47.4 Tax Free Exchange.

               Tenant understands and agrees that Landlord intends to treat the conveyance of the Leased Premises to Tenant as part of a tax free exchange pursuant to Section 1031 of the Internal Revenue Code. Tenant will cooperate with Landlord and will sign such documentation as is necessary so as to permit Landlord to effectuate such tax free exchange. Landlord shall have the right to delay the closing date for up to nine (9) months in order to permit Landlord to properly complete such exchange. It is understood and agreed, however, that the Purchase Price shall not be further increased due to the extension of the closing date.

            48. SURVIVAL OF OBLIGATION

               It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this Lease that shall have not been performed prior to the expiration or termination of the Lease in accordance with its terms, such obligation, including the obligation to make rent adjustments and other Lease adjustments, shall survive the expiration or termination of the Lease term and surrender of the Leased Premises by Tenant to Landlord.

            49. OPTION TO RENEW

                Provided Tenant is not in default pursuant to the terms and conditions of this Lease, Tenant is hereby given the right and privilege to renew the within Lease, for one (l) year renewal period of approximately two (2) years and two (2) months, to commence at the end of the initial Term of this Lease and to continue through September 30, 2007, which renewal shall be upon the same terms and conditions as in this Lease contained, except as follows:

                (l) During the renewal term, there shall be paid annually Base Rent in the amount of ONE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED AND 00/100 ($133,300.00) DOLLARS per annum payable in equal installments of ELEVEN THOUSAND ONE HUNDRED EIGHT AND 33/100 ($11,108.33) DOLLARS per month. Tenant shall continue to pay all Additional Rent and other charges required by the terms and conditions of this Lease during renewal term.

                (2) The right, option, and privilege of Tenant to renew this Lease as hereinabove set forth is expressly conditioned upon Tenant delivering to Landlord, in writing, by certified mail, return receipt requested, twelve
(12) months's prior notice of its intention to renew, which notice shall be given to Landlord by Tenant no later than twelve (12) months prior to the date fixed for termination of the original Term of this Lease.

            50. EXECUTION AND DELIVERY

                The submission of the within Lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within Lease by Landlord and Tenant, one to the other.

                IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:                                       KENNEDY MONTROSE, L.L.C.



________________________                       By:
                                                  ------------------------------
                                                  Joshua Adler, Manager

ATTEST:                                        ABLE LABORATORIES



________________________                        By:
                                                   -----------------------------

STATE OF NEW JERSEY )
                    ) SS.:
COUNTY OF           )

            BE IT REMEMBERED, that on this _____ day of __________, 2002, before me the subscriber, _________________________________ personally appeared JOSHUA ADLER, who, I am satisfied, is a Manager of KENNEDY MONTROSE, L.L.C., a New Jersey Limited Liability Company, the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.


                              -----------------------------




STATE OF            )
                    ) SS.
COUNTY OF           )

            BE IT REMEMBERED, that on this _____ day of ________, 2002, before me, the subscriber, _______________________________________ personally appeared
__________________________ , who, I am satisfied, is the person who signed the within Instrument as ___________________________________ of ABLE LABORATORIES, a Delaware Corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                          -----------------------------

                                 REFERENCE DATA
                                 --------------



The following definitions shall be applicable for all purposes of this Lease, wherever the same are initially capitalized:

Base Rent:  See Article 3.1.

Additional Rent: See Article 3.2.

Building: 600 Montrose Avenue, South Plainfield, New Jersey, containing approximately 21,500 gross rentable square feet.

Commencement Date: August 1, 2002, subject to the provisions of  Article 2.2.

Expiration Date: July 31, 2005, subject to the provisions of  Article 2.2.

Leased Premises:  The entire Building and Property.

Property: The Property described by metes and bounds on Schedule "A" of the Lease.

Rent:  All Base Rent and Additional Rent payable by Tenant under this Lease.

Tenant's Percentage: 100%.

Term:   Three (3) years.

                                    KENNEDY MONTROSE, L.L.C.



                                    By:____________________________
                                    Joshua Adler, Managing Member


                                    ABLE LABORATORIES


                                    By:____________________

                                  SCHEDULE "B"

                              PERMITTED EXCEPTIONS
                              --------------------


     1.  The lien of taxes not yet due and payable.

     2. Easements and restrictions of record provided the same do not prohibit the use of the property for currently zoned purposes.

     3. Such state of facts as a current survey of the Property shall revile, provided the same do not prohibit the use of the Property for currently zoned purposes.